Blend Announces Fourth Quarter and Full Year 2024 Financial Results
Welcomes Major New Customers; Achieves Strong Revenue Through Difficult Macro

February 27, 2025

SAN FRANCISCO -- Blend Labs, Inc. (NYSE: BLND), a leading origination platform for digital banking solutions, today announced its fourth quarter and full year 2024 financial results.

“2024 was a pivotal year for Blend. In Q4, we brought on several new customers, including PHH Mortgage and a top 10 U.S. bank,” said Nima Ghamsari, Head of Blend. “We achieved 42% annual revenue growth in our Consumer Banking business, reinforcing its promise as an emerging growth driver. At the same time, we made significant strides in simplifying Blend and sharpening our focus on a pure software model. We expanded high margin partnerships in homeowners insurance and income verification, and are now finalizing a similar approach in title insurance. These efforts have led us to our most profitable quarter yet, and sets us up to fully focus on our core mission––delivering frictionless origination software for our customers.”
Recent Highlights
~~•~~Growing and Expanding our Customer Base: Blend welcomed several new customers to the platform in the fourth quarter, including multi-year mortgage and home equity deals with a top 10 U.S. bank by asset size, and PHH Mortgage, one of the nation’s largest home mortgage servicers. Additionally, Blend deepened relationships with existing customers, expanding home equity lending solutions with two more top 10 U.S. banks by asset size.
•Non-GAAP Operating Profitability Beats High End of Guidance: Blend achieved strong top line growth in the fourth quarter, with total revenue increasing 15% year-over-year to $41.4 million. This strong revenue performance, coupled with disciplined expense management, resulted in a GAAP loss from operations of $1.8 million and non-GAAP income from operations of $5.2 million, significantly surpassing guidance. This translated to GAAP and non-GAAP operating margins of (4%) and 13%, respectively.
•Driving Consumer Banking Suite Revenue Growth and Diversification: Blend’s Consumer Banking Suite continues to be a powerful growth engine, delivering $9.5 million in revenue—a 48% year-over-year increase. This strong performance, representing 31% of our total Blend Platform revenue, underscores the success of our diversification strategy. Notably, our annual Consumer Banking Suite revenue growth of 42% significantly outpaces the 35% compound annual growth rate target outlined at our 2023 Investor Day.
•Continued Product Innovation: Blend announced yesterday the general availability of its Rapid Home Lending solutions, purpose-built for refinance and home equity lending, with pilot customers seeing up to 1.5x higher pull-through rates and up to 50% faster time to close. Learn more at blend.com/rapid-home-lending.
•Expanding Partner Ecosystem Fueling Efficient Value Creation: Blend has partnered with Truework—one of several new partners signed in Q4—to enhance its verification services. This collaboration accelerates borrower approvals, expands income and employment coverage for lenders, and improves Blend’s efficiency.
Fourth Quarter 2024 Financial Highlights
Revenue

•Total company revenue in 4Q24 was $41.4 million, up by $5.3 million, or 15% from the same period last year. Total company revenue in 4Q24 was composed of Blend Platform segment revenue of $30.1 million and Title segment revenue of $11.3 million.
•Blend Platform segment revenue increased 16% from the same period last year, driven by:
◦A 6% increase in Mortgage Suite revenue, to $18.2 million.
◦A 48% increase in Consumer Banking Suite revenue, to $9.5 million.
◦A 10% increase in Professional services revenue, to $2.5 million.

Gross Margin & Profitability

•GAAP gross profit margin was 60% in 4Q24 and non-GAAP gross profit margin was 61%, both up compared to 55% on a GAAP and non-GAAP basis in 4Q23.
•GAAP Blend Platform segment gross profit was $22.3 million in 4Q24, up from $18.2 million in 4Q23. Non-GAAP Blend Platform segment gross profit was $22.7 million in 4Q24, up from $18.3 million in 4Q23.
•GAAP Software platform gross margin was 78% in 4Q24 and non-GAAP Software platform gross margin was 79% in 4Q24, consistent with gross margins of 79% on a GAAP and non-GAAP basis in 4Q23.
•GAAP loss from operations was $1.8 million representing a (4%) operating margin, compared to $21.9 million in 4Q23. Non-GAAP income from operations was $5.2 million, representing a non-GAAP operating margin of 13%, compared to non-GAAP loss from operations of $13.1 million in 4Q23.
•GAAP diluted net loss per share attributable to common stockholders was $0.03 compared to $0.13 in 4Q23. Non-GAAP diluted net income per share attributable to common stockholders was $0.00 compared to non-GAAP diluted net loss per share attributable to common stockholders of $0.08 in 4Q23.

Liquidity, Cash, & Capital Resources

•Cash used in operating activities was $4.6 million in 4Q24, compared to cash used in operating activities of $20.7 million in 4Q23. Free cash flow was $(7.2) million in 4Q24, compared to $(20.8) million in 4Q23.
Full Year 2024 Financial Highlights
Revenue

•Total company revenue in FY24 was $162.0 million, composed of Blend Platform segment revenue of $115.8 million and Title segment revenue of $46.3 million.
•Blend Platform segment revenue increased 6% year-over-year, driven by:
◦A 42% increase in Consumer Banking Suite revenue, to $33.7 million.
◦A 6% increase in Professional services revenue, to $8.8 million.
◦Offset by a 6% decrease in Mortgage Suite revenue, to $73.3 million.

Gross Margin & Profitability

•GAAP gross profit margin was 56%, up compared to 52% in FY23 and non-GAAP gross profit was 57%, up compared to 52% in FY23.
•GAAP Blend Platform segment gross profit was $83.2 million in FY24, up from $76.5 million in 4Q23. Non-GAAP Blend Platform segment gross profit was $84.2 million in FY24, up from $77.4 million in FY23.
•Blend GAAP Software platform gross profit margin was 78%, flat compared to 78% in FY23. Blend non-GAAP Software platform gross profit was 79%, up compared to 78% in FY23.
•GAAP loss from operations was $49.6 million, compared to $156.2 million in FY23. Non-GAAP loss from operations was $11.6 million, compared to non-GAAP loss from operations of $77.6 million in FY23.
•GAAP diluted net loss per share attributable to common stockholders was $0.24 compared to $0.76 in FY23. Non-GAAP diluted net loss per share attributable to common stockholders was $0.12 compared to $0.42 in FY23.

Liquidity, Cash, & Capital Resources

•As of December 31, 2024, Blend has cash, cash equivalents, and marketable securities, including restricted cash, totaling $105.8 million, with no outstanding debt.
•Cash used in operating activities was $13.0 million in FY24, compared to cash used in operating activities of $127.6 million in FY23. Free cash flow was $(22.9) million in FY24, compared to $(128.2) million in FY23.
First Quarter 2025 Outlook
Blend is providing guidance for the first quarter of 2025 as follows:

$ in millions
Q1 2025 Guidance
Blend Platform Segment Revenue	$25.0 – $27.0

Blend Platform Non-GAAP Net Operating Income	($1.0) – $1.0

Blend's 1Q25 guidance reflects our expectation that U.S. aggregate industry mortgage originations will be lower in 1Q25 relative to 4Q24 based on application volume observed to date through our customer base and our analysis of the latest relevant macroeconomic data, including our view of the mortgage market size. We view the mortgage market size based on the Home Mortgage Disclosure Act (“HMDA”) data as previously disclosed in our 3Q24 earnings materials, and for 1Q25 we expect that market size to be between 800,000 and 900,000 units. Additionally, it incorporates the expected impact of our strategic partnerships and expansion of our platform strategy.
Full Year 2025 Outlook
Blend is providing guidance for the full year of 2025 as follows:

FY 2025 Guidance
Consumer Banking Suite Revenue 2023 to 2026 CAGR	Increasing from 35% to 40%

Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Income outlook, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Free Cash Flow Margin, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, internal use software development costs that qualify for capitalization, which is affected by the projects prioritized during the reporting period.

Webcast Information
On Thursday, February 27, 2025 at 4:30 pm ET, Blend will host a live discussion of its fourth quarter and full year 2024 financial results. A link to the live discussion will be made available on the Company’s investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “First Quarter and Full Year 2025 Outlook” section above; Blend’s expectations regarding its financial condition and operating performance, including growth opportunities, investments and plans for future operations and competitive position; Blend’s partnerships and expectations related to such partnerships on Blend’s products and business; Blend’s products, pipeline, and technologies; Blend’s customers and customer relationships, including the businesses of such customers and their position in the market; Blend’s cost reduction efforts and ability to achieve or maintain profitability in the future; projections for mortgage loan origination volumes, including projections provided by third parties; other macroeconomic and industry conditions; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our industry, markets and business, we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; our restructuring actions do not result in the desired outcomes or adversely affect our business, impairment charges on certain assets have an adverse effect on our financial condition and results of operations; risks related to the investment from Haveli, including the governance rights of Haveli and potential dilution as a result of the investment; changes to our expectations regarding our share repurchase program; or we are unable to generate sufficient cash flows or otherwise maintain sufficient liquidity to fund our operations and satisfy our liabilities. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and our Annual Report on Form 10-K for the year ended December 31, 2024 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Performance Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross profit margin, non-GAAP software platform gross profit and gross margin, non-GAAP Blend Platform segment gross profit and gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net operating income (loss), and non-GAAP diluted net income (loss) per share attributable to common stockholders. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.

We adjust the following items from our non-GAAP financial measures as detailed in the reconciliations below:

Stock-based compensation. We exclude stock-based compensation, which is a non-cash expense, from our non-GAAP financial measures because we believe that excluding this cost provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Workforce reduction costs. We exclude restructuring costs related to workforce reductions as these costs primarily include employee severance, executive transition costs and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Abandoned and terminated facilities costs. In the third quarter of 2024, we abandoned our headquarters in San Francisco, California and early terminated our office lease in Omaha. We exclude costs related to abandoned and terminated leases as these costs related to a one-time strategic business decision, are non-recurring or short-term in nature and are not reflective of our ongoing operations. Thus we believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Litigation contingencies. We exclude costs related to litigation contingencies, which represent reserves for legal settlements. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Transaction-related costs. We exclude costs related to mergers and acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Loss on extinguishment of debt. We exclude the write offs of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan and termination of the credit agreement from our non-GAAP financial measures. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Gain on sale of insurance business. We exclude the gain on sale of our insurance business to a third party, which is comprised of the excess consideration received for the net assets transferred as part of the sale agreement. This gain is non-recurring in nature and we do not believe it has a direct correlation to the operation of our business.

Amortization of capitalized internal-use software. We exclude the amortization of capitalized internal-use software because we do not believe this non-cash expense has a direct correlation to the operation of our business.

Gain on investment in equity securities. We exclude gains related to the carrying value adjustments of non-marketable equity securities because we do not believe these non-cash gains have a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Loss on transfer of subsidiary. We exclude loss on transfer of our subsidiary in India to a third party, which is primarily comprised of impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Changes in non-GAAP EPS metric. We have historically reported non-GAAP basic (consolidated) net loss per share as our earnings per share metric, as we believed the metric was most appropriate in light of our ongoing net losses. As our business has evolved and we maintained non-GAAP net income during the three months ended December 31, 2024, we no longer view non-GAAP basic (consolidated) net loss per share as useful or appropriate to understanding our earnings per share metric. Therefore we are no longer using basic (consolidated) net loss per share in calculating our earnings per share. Instead, we will be disclosing non-GAAP diluted net income (loss) per share attributable to common stockholders. The historical periods presented herein have been recast to the updated metric for purposes of comparability.

Our non-GAAP financial measures also include non-GAAP operating margin, which is defined as non-GAAP income (loss) from operations divided by total revenue. We believe that the presentation of non-GAAP operating margin provides useful information to investors as it is one of the metrics we use to assess our operating and financial performance, and also may be a useful metric for investors to compare our operating and financial results with other companies in our industry.

In addition, our non-GAAP financial measures include the following measures related to our liquidity: free cash flow, unlevered free cash flow and free cash flow margin. Free cash flow is defined as net cash flow from operating activities less cash spent on additions to property, equipment, internal-use software and intangible assets. Unlevered free cash flow is defined as free cash flow before cash paid for interest on our outstanding debt. Free cash flow margin is defined as free cash flow divided by total revenue. We believe information regarding free cash flow, free cash flow margin and unlevered free cash flow provide useful information to investors as a basis for comparing our performance with other companies in our industry and as a measurement of the cash generation that is available to invest in our business and meet our financing needs. However, given our debt service obligations and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenditures. In April 2024, we repaid in full all amounts outstanding and payable under our debt obligations and therefore eliminated any debt service obligations.

We have not separately adjusted for certain tax-related impacts of our non-GAAP financial measures, as they are not material to our overall non-GAAP results for the periods presented.

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

Economic Value per Funded Loan in our Mortgage Suite represents the contractual rates for mortgage and mortgage-related products multiplied by the number of loans funded or transactions completed, as applicable, by a customer in the specified period, divided by the total number of loans funded by all Mortgage Suite customers in that same period. Additionally, the value derived from partnerships and verification of income products that is associated with the mortgage application stage is aligned with the timing of funding the related loan (typically a 3 month delay from the time of application). We use Economic Value per Funded Loan to measure our success at broadening the client relationships from the underlying mortgage transactions and selling additional products through our software platform.

About Blend
Blend Labs, Inc., (NYSE: BLND) is a leading origination platform for digital banking solutions. Financial providers— from large banks, fintechs, and credit unions to community and independent mortgage banks—use Blend’s platform to transform banking experiences for their customers. Better banking starts on Blend. To learn more, visit blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$42,243	$30,962
Marketable securities and other investments	56,233	105,960
Trade and other receivables, net of allowance for credit losses of $80 and $149, respectively	17,365	18,345
Prepaid expenses and other current assets	19,329	14,569
Total current assets	135,170	169,836
Property and equipment, net	12,321	3,945
Operating lease right-of-use assets	1,469	8,565
Intangible assets, net	2,081	2,108
Deferred contract costs	2,868	2,453
Other non-current assets	24,103	19,158
Total assets	$178,012	$206,065
Liabilities, redeemable equity and stockholders’ equity
Current liabilities:
Accounts payable	$2,417	$2,170
Deferred revenue	19,240	8,984
Accrued compensation	3,976	5,562
Other current liabilities	13,316	14,858
Total current liabilities	38,949	31,574
Operating lease liabilities, non-current	801	6,982
Other non-current liabilities	580	2,228
Debt, non-current, net	—	138,334
Total liabilities	40,330	179,118
Commitments and contingencies
Redeemable noncontrolling interest	52,375	46,190
Series A redeemable convertible preferred stock, par value $0.00001 per share: 200,000 shares authorized as of December 31, 2024 and 2023, 150 and 0 shares issued and outstanding as of December 31, 2024 and 2023, respectively	141,663	—
Stockholders’ equity:
Class A, Class B and Class C Common Stock, par value $0.00001 per share: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized as of December 31, 2024 and 2023; 258,173 (Class A 254,426, Class B 3,747, Class C 0) and 249,910 (Class A 240,262, Class B 9,648, Class C 0) shares issued and outstanding as of December 31, 2024 and 2023, respectively	2	2
Additional paid-in capital	1,328,015	1,321,944
Accumulated other comprehensive loss	602	441
Accumulated deficit	(1,384,975)	(1,341,630)
Total stockholders’ equity	(56,356)	(19,243)
Total liabilities, redeemable equity and stockholders’ equity	$178,012	$206,065

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue
Software platform	$27,637	$23,614	$106,914	$101,204
Professional services	2,485	2,258	8,848	8,345
Title	11,286	10,232	46,257	47,297
Total revenue	41,408	36,104	162,019	156,846
Cost of revenue
Software platform	5,964	5,061	23,107	22,025
Professional services	1,820	2,617	9,434	11,065
Title	8,895	8,700	38,934	42,621
Total cost of revenue	16,679	16,378	71,475	75,711
Gross profit	24,729	19,726	90,544	81,135
Operating expenses:
Research and development	8,861	14,417	46,087	81,591
Sales and marketing	6,581	11,940	36,049	60,130
General and administrative	10,958	14,542	50,557	70,688
Restructuring	116	694	7,471	24,948
Total operating expenses	26,516	41,593	140,164	237,357
Loss from operations	(1,787)	(21,867)	(49,620)	(156,222)
Interest expense	—	(7,085)	(6,747)	(30,811)
Other income (expense), net	1,105	(1,498)	13,057	7,248
Loss before income taxes	(682)	(30,450)	(43,310)	(179,785)
Income tax (expense) benefit	(26)	74	(109)	(94)
Net loss	(708)	(30,376)	(43,419)	(179,879)
Less: Net (income) loss attributable to noncontrolling interest	(117)	91	74	1,186
Net loss attributable to Blend Labs, Inc.	(825)	(30,285)	(43,345)	(178,693)
Less: Accretion of redeemable noncontrolling interest to redemption value	(1,511)	(1,527)	(6,259)	(6,627)
Less: Accretion of Series A redeemable convertible preferred stock to redemption value	(4,170)	—	(10,879)	—
Net loss attributable to Blend Labs, Inc. common stockholders	$(6,506)	$(31,812)	$(60,483)	$(185,320)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.03)	$(0.13)	$(0.24)	$(0.76)
Weighted average shares used in calculating net loss per share:
Basic and diluted	256,735	248,616	253,921	245,206

Comprehensive loss:
Net loss	$(708)	$(30,376)	$(43,419)	$(179,879)
Unrealized (loss) gain on marketable securities	(215)	801	87	1,030
Foreign currency translation gain	52	42	74	119
Comprehensive loss	(871)	(29,533)	(43,258)	(178,730)
Less: Comprehensive (gain) loss attributable to noncontrolling interest	(117)	91	74	1,186
Comprehensive loss attributable to Blend Labs, Inc.	$(988)	$(29,442)	$(43,184)	$(177,544)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating activities
Net loss	$(708)	$(30,376)	$(43,419)	$(179,879)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	6,064	6,223	28,077	46,021
Depreciation and amortization	486	608	2,289	2,464
Amortization of deferred contract costs	289	552	1,068	2,979
Amortization of debt discount and issuance costs	—	689	690	2,968
Amortization of operating lease right-of-use assets	196	846	2,530	3,296
Accelerated amortization of right-of-use asset in connection with lease abandonment	—	—	2,992	—
Gain on investment in equity securities	—	—	(4,417)	—
Loss on extinguishment of debt	—	3,970	5,476	3,970
Gain on sale of insurance business	—	—	(9,213)	—
Other	(324)	(530)	(1,009)	(5,187)
Changes in operating assets and liabilities:
Trade and other receivables	(1,476)	1,245	918	4,274
Prepaid expenses and other assets, current and non-current	(857)	3,544	(1,060)	2,048
Deferred contract costs, non-current	(805)	(220)	(415)	(762)
Accounts payable	554	49	(67)	910
Deferred revenue	(617)	(1,072)	10,256	289
Accrued compensation	(2,405)	(4,305)	(1,959)	(4,497)
Operating lease liabilities	(1,393)	(1,068)	(4,585)	(4,012)
Other liabilities, current and non-current	(3,590)	(846)	(1,196)	(2,503)
Net cash used in operating activities	(4,586)	(20,691)	(13,044)	(127,621)
Investing activities
Purchases of marketable securities	(5,608)	(32,798)	(102,030)	(236,079)
Sale of available-for-sale securities	—	55,822	100,327	56,022
Maturities of marketable securities	11,300	32,795	53,150	310,450
Additions to property, equipment and internal-use software development costs	(2,581)	(82)	(9,844)	(587)
Other	—	—	(283)	—
Proceeds from sale of insurance business	—	—	9,075	—
Investment in note receivable	(5,000)	(2,500)	(5,000)	(2,500)
Net cash (used in) provided by investing activities	(1,889)	53,237	45,395	127,306
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	789	248	1,658	268
Taxes paid related to net share settlement of equity awards	(7,112)	(1,314)	(18,115)	(6,171)
Repayment of long-term debt	—	(85,055)	(144,500)	(85,055)
Net proceeds from the issuance of the Series A redeemable convertible preferred stock and the Haveli Warrant	—	—	149,375	—
Payment for issuance costs related to the Series A redeemable convertible preferred stock and the Haveli Warrant	—	—	(9,480)	—
Net cash used in financing activities	(6,323)	(86,121)	(21,062)	(90,958)
Effect of exchange rates on cash, cash equivalents, and restricted cash	—	(21)	(5)	(31)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(12,798)	(53,596)	11,284	(91,304)
Cash, cash equivalents, and restricted cash at beginning of period	62,335	91,849	38,253	129,557
Cash, cash equivalents, and restricted cash at end of period	$49,537	$38,253	$49,537	$38,253

Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets:
Cash and cash equivalents	$42,243	$30,962	$42,243	$30,962
Restricted cash	7,294	7,291	7,294	7,291
Total cash, cash equivalents, and restricted cash	$49,537	$38,253	$49,537	$38,253
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$59	$76	$107
Cash paid for interest	$—	$6,350	$6,150	$27,814
Supplemental disclosure of non-cash investing and financing activities:
Vesting of early exercised stock options	$—	$202	$363	$1,446
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$—	$—	$1,151	$327
Stock-based compensation included in capitalized internal-use software development costs	$509	$—	$2,450	$—
Accretion of redeemable noncontrolling interest to redemption value	$1,511	$1,527	$6,259	$6,627
Accretion of Series A redeemable convertible preferred stock to redemption value	$4,170	$—	$10,879	$—
Covered Warrant received in connection with strategic partnership and sale of insurance business	$—	$—	$222	$—
Capitalized internal-use software development costs included in accrued compensation	$155	$—	$155	$—

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2024		2023
Blend Platform:					YoY change
Mortgage Suite	$18,179	61%	$17,203	66%	6%
Consumer Banking Suite	9,458	31%	6,411	25%	48%
Total software platform	27,637	92%	23,614	91%	17%
Professional services	2,485	8%	2,258	9%	10%
Total Blend Platform	30,122	100%	25,872	100%	16%
Title	11,286		10,232		10%
Total revenue	$41,408		$36,104		15%

	Year Ended December 31,
	2024		2023
Blend Platform:					YoY change
Mortgage Suite	$73,257	63%	$77,574	70%	(6)%
Consumer Banking Suite	33,657	29%	23,630	22%	42%
Total software platform	106,914	92%	101,204	92%	6%
Professional services	8,848	8%	8,345	8%	6%
Total Blend Platform	115,762	100%	109,549	100%	6%
Title	46,257		47,297		(2)%
Total revenue	$162,019		$156,846		3%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2024
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(9)	Gross Profit	Gross Margin
Blend Platform
Software platform	$21,673	78%	$3	$249	$21,925	79%
Professional services	665	27%	142	—	807	32%
Total Blend Platform	22,338	74%	145	249	22,732	75%
Title	2,391	21%	1	—	2,392	21%
Total	$24,729	60%	$146	$249	$25,124	61%

	Three Months Ended December 31, 2023
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(9)	Gross Profit	Gross Margin
Blend Platform
Software platform	$18,553	79%	$6	$—	$18,559	79%
Professional services	(359)	(16)%	147	—	(212)	(9)%
Total Blend Platform	18,194	70%	153	—	18,347	71%
Title	1,532	15%	—	—	1,532	15%
Total	$19,726	55%	$153	$—	$19,879	55%

	Year Ended December 31, 2024
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(9)	Gross Profit	Gross Margin
Blend Platform
Software platform	$83,807	78%	$13	$491	$84,311	79%
Professional services	(586)	(7)%	497	—	(89)	(1)%
Total Blend Platform	83,221	72%	510	491	84,222	73%
Title	7,323	16%	17	—	7,340	16%
Total	$90,544	56%	$527	$491	$91,562	57%

	Year Ended December 31, 2023
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(9)	Gross Profit	Gross Margin
Blend Platform
Software platform	$79,179	78%	$36	$—	$79,215	78%
Professional services	(2,720)	(33)%	950	—	(1,770)	(21)%
Total Blend Platform	76,459	70%	986	—	77,445	71%
Title	4,676	10%	146	—	4,822	10%
Total	$81,135	52%	$1,132	$—	$82,267	52%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP operating expenses	$26,516	$41,593	$140,164	$237,357
Non-GAAP adjustments:
Stock-based compensation(1)	5,919	6,070	27,550	44,889
Workforce reduction costs(2)	116	694	2,987	24,948
Abandoned and terminated facilities costs(3)	537	—	5,021	—
Compensation realignment costs(4)	—	1,011	1,155	5,174
Litigation contingencies(5)	—	650	303	405
Transaction-related costs(6)	—	175	—	2,066
Non-GAAP operating expenses	$19,944	$32,993	$103,148	$159,875

GAAP loss from operations	$(1,787)	$(21,867)	$(49,620)	$(156,222)
Non-GAAP adjustments:
Stock-based compensation(1)	6,064	6,223	28,077	46,021
Workforce reduction costs(2)	116	694	2,987	24,948
Abandoned and terminated facilities costs(3)	537	—	5,021	—
Amortization of capitalized internal-use software(9)	249	—	491	—
Compensation realignment costs(4)	—	1,011	1,155	5,174
Litigation contingencies(5)	—	650	303	405
Transaction-related costs(6)	—	175	—	2,066
Non-GAAP income (loss) from operations	$5,179	$(13,114)	$(11,586)	$(77,608)
GAAP operating margin	(4)%	(61)%	(31)%	(100)%
Non-GAAP operating margin	13%	(36)%	(7)%	(49)%

GAAP net loss	$(708)	$(30,376)	$(43,419)	$(179,879)
Non-GAAP adjustments:
Stock-based compensation(1)	6,064	6,223	28,077	46,021
Loss on extinguishment of debt(7)	—	3,970	5,531	3,970
Workforce reduction costs(2)	116	694	2,987	24,948
Abandoned and terminated facilities costs(3)	537	—	5,021	—
Gain on sale of insurance business(8)	—	—	(9,239)	—
Amortization of capitalized internal-use software(9)	249	—	491	—
Compensation realignment costs(4)	—	1,011	1,155	5,174
Litigation contingencies(5)	—	650	303	405
Transaction-related costs(6)	—	175	—	2,066
Gain on investment in equity securities(10)	—	—	(4,417)	—
Foreign currency gains and losses(11)	97	6	117	(77)
Loss on transfer of subsidiary(12)	—	—	601	—
Non-GAAP net income (loss)	$6,355	$(17,647)	$(12,792)	$(97,372)

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP diluted net loss per share attributable to common stockholders	$(0.03)	$(0.13)	$(0.24)	$(0.76)
Per share impact of non-GAAP Expenses(13)	(0.03)	(0.05)	(0.12)	(0.34)
Non-GAAP diluted income (loss) per share attributable to common stockholders	$0.00	$(0.08)	$(0.12)	$(0.42)
GAAP diluted weighted average shares used in calculating net loss per share	256,735	248,616	253,921	245,206
Non-GAAP diluted weighted average shares used in calculating net income (loss) per share	274,208	248,616	253,921	245,206

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided used in operating activities	$(4,586)	$(20,691)	$(13,044)	$(127,621)
Additions to property, equipment and internal-use software development costs	(2,581)	(82)	(9,844)	(587)
Free cash flow	(7,167)	(20,773)	(22,888)	(128,208)
Cash paid for interest	—	6,350	6,150	27,814
Unlevered free cash flow	$(7,167)	$(14,423)	$(16,738)	$(100,394)

Revenue	$41,408	$36,104	$162,019	$156,846
Free cash flow margin	(17)%	(58)%	(14)%	(82)%

Notes:
(1) Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize our employees, for which the expense is recognized over the applicable vesting or performance period.

	Three Months Ended December 31,		Year Ended December 31,
Stock-based compensation by function:	2024	2023	2024	2023
Cost of revenue	$145	$153	$527	$1,132
Research and development *	1,782	1,996	9,870	19,046
Sales and marketing	831	846	3,546	7,137
General and administrative	3,306	3,228	14,134	18,706
Total	$6,064	$6,223	$28,077	$46,021

* Net of $0.6 million and $2.5 million of additions to capitalized internal-use software for the three and twelve months ended December 31, 2024 and none for the three and twelve months ended December 31, 2023

(2) Workforce reduction costs represent expenses incurred in connection with the workforce restructuring actions executed as part of our broader efforts to improve cost efficiency.
(3) Abandoned and terminated facilities costs represent charges related to the early termination of a leased facility and abandonment of another leased facility as part of our broader efforts to better align our operating structure with our business activities.

(4) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.

(5) Litigation contingencies represent reserves for legal settlements that are unusual or infrequent costs associated with our operating activities.
(6) Transaction-related costs include non-recurring due diligence, consulting, and integration costs recorded within general and administrative expense.
(7) Loss on extinguishment of debt represents a write off of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan.
(8) Gain on sale of insurance business represents the gain recognized in connection with the sale of certain assets of our insurance agency, partially offset by transaction costs.
(9) Amortization of capitalized internal-use software represents the non-cash amortization expense related to our developed technology that is amortized over the estimated useful life.
(10) Gain on investment in equity securities represents an adjustment to the carrying value of the non-marketable security without a readily determinable fair value to reflect observable price changes.

(11) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(12) Loss on transfer of subsidiary represents a loss recognized in connection with the transfer of our subsidiary in India to a third-party and includes impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction.

(13) Per share impact of non-GAAP expenses represents the per share impact of aggregated non-GAAP items included in (1) through (12)

Contacts:

Investor Relations
Sasha Kipkalov
ir@blend.com

Media
press@blend.com